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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-07347) of our report dated June 12, 1998, appearing on page 1 of the Annual Report of the MICROS Systems, Inc. 401(k) Retirement Plan on Form 11-K for the year ended December 31, 1997.


PricewaterhouseCoopers LLP

Linthicum, Maryland
August 3, 1998




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